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                                    EXHIBIT C

                            Form of Lock-Up Agreement

                                     [DATE]

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York  10017


                     Quanta Services, Inc. Lock-Up Agreement

Ladies and Gentlemen:

         This letter agreement (this "Agreement") relates to the proposed public offering (the "Offering") by First Reserve Fund IX, L.P. of common stock, $0.00001 par value (the "Stock") of Quanta Services, Inc., a Delaware corporation (the "Company").

         In order to induce you to underwrite the Offering, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc. ("JPMorgan"), during the period from the date hereof until forty five (45) DAYS IN THE CASE OF THE SELLING STOCKHOLDER AND THE OFFICERS OF THE COMPANY IDENTIFIED IN SCHEDULE II TO THE AGREEMENT] [THIRTY (30) DAYS IN THE CASE OF THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY IDENTIFIED IN SCHEDULE III TO THE AGREEMENT] from the date of the final prospectus for the Offering (the "Lock-Up Period"), the undersigned (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, as amended, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein "Relevant Security" means the Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Stock or other such equity security.

         The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned hereby further agrees that, without the prior written consent of JPMorgan, during the Lock-up Period the undersigned will not exercise any rights the undersigned may have

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to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                                    Very truly yours,

                                    By:
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                                    Print Name:
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